Exhibit 99.1

FOR IMMEDIATE RELEASE

Pace Holdings Corp. Announces the Separate Trading of its Class A Ordinary Shares and

Warrants Commencing October 28, 2015

FORT WORTH, TX, October 27, 2015 – Pace Holdings Corp. (NASDAQ: PACEU) (the “Company”) announced that, commencing October 28, 2015, holders of the 45,000,000 units (“Units”) sold in the Company’s initial public offering completed on September 16, 2015 may elect to separately trade the Class A ordinary shares and warrants included in the Units. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one warrant to purchase one-third of one Class A ordinary share. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “PACEU,” and the Class A ordinary shares and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “PACE” and “PACEW,” respectively. Holders of the Units will need to have their brokers contact Continental Stock Transfer and Trust Company, the Company’s transfer agent, in order to separate the Units into Class A ordinary shares and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005-2836, Attention: Prospectus Group, Telephone: (800) 503-4611, Email: prospectus.cpdg@db.com or Citigroup Global Markets Inc., Attention: Prospectus Department c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146.

About Pace Holdings Corp.

Pace Holdings Corp. was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s strategy is to identify, acquire and, after the initial business combination, to build a company in the public markets.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the United States Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Luke Barrett

212-601-4752